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                                                  Exhibit 10.15.2


              AMENDMENT TO STEAM PURCHASE AGREEMENT
                             BETWEEN
                 O'BRIEN CONGENERATION IV, INC.
                               AND
                       NEWARK BOXBOARD CO.

     WHEREAS, O'Brien Cogeneration IV, Inc., a Delaware corporation, and Newark Boxboard Co., a New Jersey corporation, signed a Steam Purchase Agreement dated October 3, 1986 under which O'Brien intends to supply steam to the paperboard plant located in Newark, new Jersey; and

     WHEREAS, the parties desire to ratify said Agreement and make certain modifications thereto;

     NOW THEREFORE, in consideration of the mutual covenants container herein, the sufficiency of which is acknowledged by both parties, the parties do hereby agree as follows:

1)   Modification to Section 5.1 (Effective Date and Term):

     The first sentence in Section 5.1 (A) is modified to read as follows: "Except as otherwise provided in Article 15 or 16, the term of this Agreement shall begin upon the execution of this Agreement, and shall terminate on June 30, 1988 unless the conditions precedent as specified in Section 5.4 are then satisfied in Section 5.4 are then satisfied or compliance therewith waived."

2)   Modification to Section 5.4:

     The first sentence of Section 5.4 is replaced in its entirety as follows: "The Parties' respective obligations under this Agreement are conditioned upon, and subject to the satisfaction of each of the following conditions precedent or on prior to June 30, 1988: (i) Seller's executing an amendment to its Electricity Contract with JCP&L, reasonably satisfactory to Seller, covering an extension of the Facility completion deadline: (ii) Seller's obtaining all remaining necessary permits, authorizations and certifications, including,, but not limited to the following permits: (a) soil erosion, (b) FAA permit, (c) preliminary and final site plan approval, (d) approval of the Facility's sewer connection (e) building permit and any required DOT permits; (iii) Seller obtaining FERC approval of the Wheeling Contract signed with PSE&G; (iv) Seller's obtaining financing that Seller, in its reasonable discretion, deems acceptable; (v) Seller's entering into a turnkey contract, to design, construct, startup and test the Cogeneration Facility; and (vi) Seller obtaining a long-term fuel supply either, at its option, (a) through contracting for gas under the CIG tariff or (b) obtaining a long-term fuel contract of at least fifteen (15) years in duration plus necessary transportation commitments where the price of fuel escalates on essentially the same terms and conditions as the variable component of Seller's electricity sales to JCP&L."

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3.   Modification to Section 9.1:

     "Buyer agrees to lease to Seller, for a term expiring 120 days after the termination of this Agreement, the Site, as described in Appendix E attached hereto, upon the timely satisfaction of all of the conditions precedent specified in
     Section 5.4, at an annual lease rate of $1.00 per year. The lease shall be on terms mutually acceptable to Buyer and Seller. The Site shall consist of approximately 1.02 acres, as more fully described in Appendix E attached hereto. In addition, Buyer shall provide all necessary easements, with respect to property owned by Buyer, for as long as Seller operates the Facility, to permit the installatin9 of the Steam Interconnection Facilities; and to permit Seller to install and maintain such electrical and steam transmission facilities as shall be necessary to deliver steam or electricity or both from the Cogeneration Facility to any person other than the Buyer so long as the same do not interfere with the operation of the Plant."

4,   Elimination of Section 9.2

     This Section is eliminated in its entirety.

5.   Modification to Appendix E:

     The original Appendix E is eliminated and replaced with modified Appendix E (attached: E-SP81-Y-102 dated January
     18, 1988 entitled "Proposed Site Location for Newark
     Boxboard").

6.   Complete Agreement:

     This Amendment along with the Steam Purchase Agreement constitutes the complete Agreement between the parties and may only be further modified by a written amendment signed by both parties.


AGREED AND ACCEPTED:

NEWARK BOXBOARD CO.      O'BRIEN COGENERATION IV, INC.


By: /s/ William D. Harper          By: /s/ Sanders Newman

Title: Vice President              Title: Secretary

Dated: March 8, 1988               Dated: March 15, 1988

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            GUARANTY OF O'BRIEN ENERGY SYSTEMS, INC.


     Guarantor agrees to and acknowledges the terms and provisions of the attached Amendment and confirms that its Guaranty shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution of said Amendment.

                              O'BRIEN ENERGY SYSTEMS, INC.


                              By: /s/ Sanders Newman

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